EXHIBIT 23(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS




     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 26, 1998, which appears on page 46 of the 1997 Annual Report to Stockholders of Pitney Bowes Inc., which is incorporated by reference in Pitney Bowes Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 18 of such Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP


PRICEWATERHOUSECOOPERS LLP

Stamford, Connecticut
November 3, 1998